EXHIBIT 23.1


             Consent of Independent Certified Public Accountants



The Board of Directors
Lithia Motors, Inc. and Affiliated Companies:


We consent to the use of our reports incorporated herein by reference in the Form S-8 of Lithia Motors, Inc. Our report refers to a change in the method of accounting for inventories, effective January1, 1997, as discussed in note 1 of the consolidated financial statements.



                                    /s/  KPMG Peat Marwick LLP


Portland, Oregon
December 11, 1998